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As filed with the Securities and Exchange Commission on October 9, 2001

Registration No. 333-69516

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NUMBER ONE TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CASCADE NATURAL GAS CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-0599090 (I.R.S. Employer Identification No.)

222 Fairview Avenue North
Seattle, Washington 98109
(206) 624-3900
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

J.D. WESSLING
Senior Vice President—Finance, Chief Financial Officer
Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington 98109
(206) 624-3900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

JOEL N. BODANSKY, ESQ. ROBERT B. VAN CLEVE, ESQ. Hillis Clark Martin & Peterson, P.S. 1221 Second Avenue, Suite 500 Seattle, Washington 98101-2925 (206) 623-1745	DAVID P. FALCK, ESQ. JEFFREY J. DELANEY, ESQ. Pillsbury Winthrop LLP One Battery Park Plaza New York, New York 10004 (212) 858-1000

  Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share(4)

Preferred Stock, par value $1.00 per share(5)

Debt Securities

Total	$150,000,000(1)(2)	100%(1)(2)(3)	$150,000,000(1)(2)(3)	$37,500(6)

(1)
There are being registered under this Registration Statement such indeterminate number of shares of common stock and preferred stock of the Registrant, and such indeterminate principal amount of debt securities of the Registrant, as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount by the Registrant, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $150,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered under this Registration Statement.
(2)
Not specified with respect to each class of securities to be registered by the Registrant pursuant to General Instruction II.D to Form S-3.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. No separate consideration will be received for any securities registered hereunder that are issued upon exercise, conversion or exchange of debt securities or preferred stock registered hereunder.
(4)
Including such indeterminate number of shares of common stock as may from time to time be issued upon exercise, conversion or exchange of debt securities or preferred stock registered hereunder, to the extent any of such debt securities or shares of preferred stock are, by their terms, convertible into common stock.
(5)
Including such indeterminate number of shares of preferred stock as may from time to time be issued upon exercise, conversion or exchange of debt securities registered hereunder, to the extent any such debt securities are, by their terms, convertible into preferred stock.
(6)
Previously paid.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    This Amendment Number One is being filed solely to include the registrant's opinion of counsel as Exhibit 5.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, as of the 9th day of October, 2001.

CASCADE NATURAL GAS CORPORATION
By	/s/ J.D. WESSLING J.D. Wessling, Senior Vice President—Finance, Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-3 has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date

/s/ J.D. WESSLING, Attorney-in-Fact W. Brian Matsuyama	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2001
/s/ J.D. WESSLING J.D. Wessling	Senior Vice President—Finance, Chief Financial Officer (Principal Financial Officer)	October 9, 2001
/s/ J.D. WESSLING, Attorney-in-Fact James E. Haug	Controller and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2001
/s/ J.D. WESSLING, Attorney-in-Fact Carl Burnham, Jr.	Director	October 9, 2001
Melvin C. Clapp	Director	October , 2001
Thomas E. Cronin	Director	October , 2001
/s/ J.D. WESSLING, Attorney-in-Fact David A. Ederer	Director	October 9, 2001
/s/ J.D. WESSLING, Attorney-in-Fact Howard L. Hubbard	Director	October 9, 2001

II–1

/s/ J.D. WESSLING, Attorney-in-Fact Larry L. Pinnt	Director	October 9, 2001
/s/ J.D. WESSLING, Attorney-in-Fact Mary E. Pugh	Director	October 9, 2001
/s/ J.D. WESSLING, Attorney-in-Fact Brooks G. Ragen	Director	October 9, 2001

II–2

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement relating to Debt Securities.***
1.2	Form of Underwriting Agreement relating to Preferred Stock or Common Stock.***
4.1
Indenture dated as of August 1, 1992 between the registrant and The Bank of New York, as trustee. Incorporated by reference to Exhibit 4 to the registrant's current report on Form 8-K dated August 12, 1992.
4.2
First Supplemental Indenture dated as of October 25, 1993 between the registrant and The Bank of New York, as trustee. Incorporated by reference to Exhibit 4 to the registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1993.
4.3	Form of Officer's Certificate with respect to the debt securities.***
4.4	Restated Articles of Incorporation of the registrant as amended through March 28, 1996. Incorporated by reference to Exhibit 3.1 to the registrant's current report on Form 8-K filed July 19, 1996.
4.5
Rights Agreement dated as of March 19, 1993 and First Amendment to Rights Agreement dated as of June 15, 1993. Incorporated by reference to Exhibit 2 to the registrant's registration statement on Form 8-A dated April 21, 1993 and Exhibit 4 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1993, respectively.
4.6	Restated Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to the registrant's current report on Form 8-K filed July 19, 1996.
5	Opinion regarding legality of the securities being registered of Hillis Clark Martin & Peterson, P.S., counsel for the Company.**
12
Statement regarding computation of ratio of earnings to fixed charges and to combined fixed charges and preferred dividend requirements. Incorporated by reference to Exhibit 12 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2001.
23.1	Consent of Hillis Clark Martin & Peterson, P.S. (filed with Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.*
24	Power of Attorney (see signature page herein).*
25	Form T-1 Statement of Eligibility and Qualification of The Bank of New York, Trustee.*

*
Previously filed.

**
Filed herewith.

***
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

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SIGNATURES
EXHIBIT INDEX